Exhibit 99.1

        PAIN THERAPEUTICS ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

    SOUTH SAN FRANCISCO, Calif., Nov. 2 /PRNewswire-FirstCall/ -- Pain Therapeutics, Inc. (Nasdaq: PTIE), a biopharmaceutical company, today reported financial results for the three and nine months ended September 30, 2005.

    The net loss for the quarter ended September 30, 2005 was $8.8 million, or $0.20 per share, compared to a net loss of $9.2 million, or $0.26 per share in the third quarter of 2004. The net loss for the nine months ended September 30, 2005 was $27.5 million, or $0.63 per share, compared to a net loss of $28.5 million, or $0.80 per share for the nine months ended September 30, 2004.

    Cash, cash equivalents and marketable securities totaled $71.5 million at September 30, 2005.

    Research and development expenses for the third quarter of 2005 decreased to $8.1 million from $8.5 million for the same three-month period in 2004. Research and development expenses for the nine months ended September 30, 2005 decreased to $25.8 million from $26.2 million for the same nine-month period in 2004. The decrease in research and development expenses was primarily related to the completion of the Phase III studies with Oxytrex(TM), Remoxy(TM) and PTI-901.

    General and administrative expenses for the third quarter of 2005 increased to $1.1 million from $0.9 million for the same period in 2004. General and administrative expenses for the nine months ended September 30, 2005 increased to $3.3 million from $2.9 million for the same period in 2004.

    About Pain Therapeutics, Inc.
    Pain Therapeutics is an emerging biopharmaceutical company that develops novel drugs. Our investigational drug candidates target different types of chronic pain, such as low-back pain, pain due to osteoarthritis or irritable bowel syndrome. Pain Therapeutics has three unique drugs in Phase III clinical development: Remoxy, Oxytrex and PTI-901.

    For more information please visit our website (www.paintrials.com).

    Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). PTI disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the timing, scope or expected outcome of the Company's clinical development of its drug candidates, the potential benefits of the Company's drug candidates and the size of the potential market for the Company's products. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates that could slow or prevent product approval or market acceptance (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), the uncertainty of patent protection for the Company's intellectual property or trade secrets, the Company's ability to obtain additional financing if necessary and unanticipated research and development and other costs. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

                             PAIN THERAPEUTICS, INC.
                        (A Development Stage Enterprise)
                       CONDENSED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                      Three Months Ended           Nine Months Ended
                                         September 30,               September 30,
                                   ------------------------    ------------------------
                                      2005          2004          2005          2004
                                   ----------    ----------    ----------    ----------
Operating expenses (1):
  Research and development         $    8,144    $    8,547    $   25,783    $   26,224
  General and administrative            1,105           861         3,282         2,904
    Total operating expenses            9,249         9,408        29,065        29,128
    Operating loss                     (9,249)       (9,408)      (29,065)      (29,128)
Other income:
  Interest income                         482           177         1,528           668
    Net loss                       $   (8,767)   $   (9,231)   $  (27,537)   $  (28,460)

Basic and diluted net
 loss per common share             $    (0.20)   $    (0.26)   $    (0.63)   $    (0.80)

Weighted-average shares
 used in computing
 basic and diluted net
 loss per common share                 43,853        35,594        43,754        35,507

(1) Included in research and development and general and administrative expenses are stock based compensation expenses of $68 thousand and $20 thousand for the three months ended September 30, 2005 and 2004, respectively, and $159 thousand and $332 thousand for the nine months ended September 30, 2005 and 2004, respectively.

                             PAIN THERAPEUTICS, INC.
                        (A Development Stage Enterprise)
                            CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                    September 30,     December 31,
                                                        2005             2004(2)
                                                   --------------    --------------
                                                     (Unaudited)
Assets
Current assets:
  Cash, cash equivalents and marketable
   securities                                      $       71,547    $       99,397
  Prepaid expenses                                            540               259
    Total current assets                                   72,087            99,656
Property and equipment, net                                 1,612             1,461
Other assets                                                   75                75
    Total assets                                   $       73,774    $      101,192
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                 $          564    $          877
  Accrued development expense                               6,539             6,358
  Accrued compensation and benefits                           416               415
  Other accrued liabilities                                   116               146
    Total liabilities                                       7,635             7,796
Stockholders' equity:
  Common stock                                                 44                44
  Additional paid-in-capital                              206,168           205,920
  Accumulated other comprehensive loss                       (512)             (544)
  Deficit accumulated during the development
   stage                                                 (139,561)         (112,024)
    Total stockholders' equity                             66,139            93,396
    Total liabilities and stockholders' equity     $       73,774    $      101,192

(2) Derived from audited financial statements.

SOURCE  Pain Therapeutics, Inc.
    -0-                             11/02/2005
    /CONTACT: Christi Waarich, Senior Manager of Investor Relations of Pain Therapeutics, Inc., +1-650-825-3324, or cwaarich@paintrials.com; or media, Carney Duntsch of Burns McClellan, +1-212-213-0006, for Pain Therapeutics, Inc./
    /Web site:  http://www.paintrials.com /